EXHIBIT 4


                             WARRANT AGREEMENT


      This Warrant Agreement (the "Agreement"), dated as of July 16, 1998, is by and between Kennedy-Wilson, Inc., a corporation duly organized and validly existing under the laws of Delaware (the "Company"), and Colony Investors III, L.P. (the "Holder").

                                   WITNESSETH:

      WHEREAS, the Company wishes to issue and sell to the Holder (i) certain shares of the Company's common stock, $.01 par value per share (the "Stock"), pursuant to the Stock Purchase Agreement dated as of the date hereof, between the Company and the Holder, and (ii) warrants to acquire additional shares of Stock for an aggregate purchase price of $5,232,610, and may issue certain additional warrants in connection therewith;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

              DEFINITIONS, ACCOUNTING TERMS AND DETERMINATIONS

      As used herein:

      "Additional Warrants" has the meaning set forth in Section 3.3 of the Investor's Agreement.

      "Board" means the Board of Directors of the Company.

      "Bylaws" means the Amended and Restated Bylaws of the Company as adopted on April 2, 1992.

      "Certificate of Incorporation" means the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 27, 1992, as amended through and including April 30, 1998.

      "Commission" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").

      "Date of Issuance" shall mean July 16, 1998.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

      "Holder" shall have the meaning set forth at the head of this Agreement and each other Person who acquires the original Warrant Certificate or any Warrant Certificate issued upon transfer, division, combination, partial exercise of Warrants or in replacement or substitution therefor or who acquires Warrant Shares pursuant to the provisions of this Agreement.

      "Include" and "Including" shall be construed as if followed by the phrase "without being limited to."

      "Investor's Agreement" means that certain Investor's Agreement between the Company and the initial Holder dated of even date herewith.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a Governmental Authority.

      "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith between the Company and the Holder relating to the registration of the Registrable Securities (as defined therein) under and pursuant to the Securities Act, as said Registration Rights Agreement shall be modified and supplemented in accordance with its terms and in effect from time to time.

      "Restricted Securities" means the Warrants, any Additional Warrants and any Warrant Shares or other securities which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (a) have been sold pursuant to an effective registration statement under the Securities Act or (b) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and, if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Company has delivered new Warrant Certificates not bearing the legend prescribed by Section 2.03 hereof.

      "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act (as such rule may be amended from time to time or any successor or similar rule then in force).

      "Securities Act" means at any time the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Stockholder" means any Person (excluding any Holder) who owns any shares of common or preferred stock of the Company (or any successor thereto).

      "Transfer" means, unless the context otherwise requires, any disposition of any Restricted Securities, or of any interest in any thereof, which would constitute an offer or sale thereof within the meaning of the Securities Act.

      "Warrants" shall have the meaning assigned to such term in
 Section 2.01.

      "Warrant Certificate" shall have the meaning assigned to such term in
 Section 2.01.

      "Warrant Shares" means (a) the shares of Stock purchased or purchasable by the Holder upon the exercise of the originally issued Warrant or any Additional Warrants, including any Stock into which such Stock may thereafter be changed or converted, and (b) if required hereunder, any additional shares of Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Stock referred to in clause (a) above, or acquired by way of any rights offering or similar offering made in respect of the Stock referred to in clause (a) above.

      Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles consistently applied. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall be made by application of United States generally accepted accounting principles consistently applied (except as otherwise may be expressly provided herein).

                                 ARTICLE II

                     ISSUANCE AND EXECUTION OF WARRANTS

      Section 2.01. AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS. The Company has authorized: (a) the issuance of warrant certificates substantially in the form of Annex 1 to this Agreement (each, a "Warrant Certificate"), each evidencing warrants to purchase shares of Stock (such Warrant Certificate issued on the Date of Issuance, other Warrant Certificates issued in connection with Additional Warrants or upon transfer, partial exercise, division or combination of, or in substitution or replacement for any Warrant Certificate or the rights to purchase Stock evidenced by each of the foregoing, is, as the context requires, sometimes referred to herein as a "Warrant" or "Warrants"); and (b) the issuance of such number of shares of Stock as shall permit the compliance by the Company with its obligations to issue Stock pursuant to the Warrants. In addition, each Warrant Certificate may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage; provided, however, that no such change shall be made which affects the duties or obligations of the Company without the consent of the Company.

      Section 2.02. EXECUTION AND DELIVERY OF WARRANT CERTIFICATE. Each Warrant Certificate shall be executed on behalf of the Company by the Chairman of the Board or the Company's President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Holder, the signature of such person on such Warrant Certificate shall be valid nevertheless and such Warrant Certificate may be issued and delivered to the person entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company. The Warrant Certificate originally issued to the Holder shall be delivered on the Date of Issuance. The Company shall maintain books (the "Warrant Register") for the registration of Warrants and the registration of transfers and exchanges of Warrants.

      Section 2.03.  TRANSFER AND EXCHANGE OF WARRANTS.

           (a) Warrant Certificates evidencing Restricted Securities (and only such Warrant Certificates) will bear a legend in substantially the following form:

      NEITHER THE EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR THE ISSUANCE OF SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED. FURTHERMORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTOR'S AGREEMENT, BOTH DATED JULY 16, 1998.

           (b) In connection with the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities, upon request of the Company, shall deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend; provided that such Restricted Security nonetheless shall contain a legend referencing the restrictions contained in the Investor's Agreement of even date herewith.

           (c) Subject to paragraphs (a) and (b) above, the Company shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant Certificate in the Warrant Register upon surrender to the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate promptly shall be canceled by the Company. Warrant Certificates may be exchanged at the option of the Holder thereof, upon surrender, properly endorsed by the registered Holders, at the Company, with written instructions, for other Warrant Certificates evidencing in the aggregate a like number of Warrants. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

      Section 2.04. TRANSFER AND EXCHANGE OF WARRANTS. All the restrictions imposed by this Article II upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144. Whenever the restrictions imposed by this Article II shall terminate as to any Restricted Security as herein above provided, the Holder thereof shall be entitled to receive from the Company, without expense (other than payment by the Holder of any tax or governmental charge that may be imposed), a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

                                ARTICLE III

                  COMPANY'S REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Holder as follows:

      Section 3.01. EXISTENCE; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      Section 3.02. CORPORATE ACTION. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement; the execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company and constitutes, and the Registration Rights Agreement when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrants and any Additional Warrants, when executed, issued and delivered pursuant to this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrant Shares initially covered by the Warrants and any Additional Warrants will be duly and validly authorized and reserved for issuance and when paid for, issued and delivered in accordance with the Warrants, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens; and none of the Warrant Shares issued pursuant to the terms hereof or the Warrants or Additional Warrants shall be in violation of any preemptive rights of any Stockholder.

      Section 3.03. APPROVALS. Except as contemplated by the Registration Rights Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person which shall not have been obtained on or prior to the Date of Issuance are necessary for the execution, delivery or performance by the Company of this Agreement, the Warrants or the Registration Rights Agreement or for the validity or enforceability thereof.

      Section 3.04. CAPITALIZATION. As of the Date of Issuance of the original Warrant to Holder, the capitalization of the Company consists solely of Stock and options and warrants to acquire Stock.

                                 ARTICLE IV

                  HOLDER'S REPRESENTATIONS AND WARRANTIES

      The Holder represents and warrants to the Company as follows:

      Section 4.01. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Warrant is being acquired and, if such Warrant is exercised, the Stock issuable upon such exercise will be acquired, for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

      Section 4.02. INVESTMENT EXPERIENCE. The Holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Stock issuable upon exercise thereof. The Holder also represents it has not been organized solely for the purpose of acquiring the Warrant or the Stock issuable upon exercise thereof.

      Section 4.03. RESTRICTED SECURITIES. The Holder understands that the Warrant and the Stock issuable upon exercise of such Warrant are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and have not been registered under the Securities Act nor qualified under applicable state securities laws and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      Section 4.04. ACCREDITED INVESTOR. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                                 ARTICLE V

                              HOLDERS; RIGHTS

      Section 5.01. DELIVERY EXPENSES. If any Holder surrenders any Warrant Certificate or Warrant Shares to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall deliver, in each case at the cost of the Holder, from the office of such Holder or from or to the Company or its transfer agent, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

      Section 5.02. TAXES. The Company shall pay all transfer taxes which may be payable in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the issuance of the Warrants and Warrant Shares hereunder or in connection with any modification of this Agreement, the Registration Rights Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Company shall not, however, be required to pay: (i) federal, state or local income tax; (ii) any intangible personal property, franchise or similar tax; or (iii) any transfer tax which may be payable in respect of any transfer of a Warrant or any transfer involved in the issue and delivery of shares of Stock in a name other than that in which a Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has established, to the satisfaction of the Company, that such tax has been paid. The obligations of the Company under this
 Section 5.02 shall survive any termination of this Agreement or the Registration Rights Agreement, and any cancellation or termination of the Warrants.

      Section 5.03. REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Shares, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender or cancellation, thereof, the Company, at the Holder's expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or evidencing the right to purchase) an equal number of Warrants or Warrant Shares.

      Section 5.04. CERTAIN RESTRICTIONS. The Company shall not at any time enter into an agreement or other instrument, and has not entered into an agreement currently in effect, making performance hereunder or the issuance of shares of Stock upon the exercise of any Warrant a default under any such agreement or instrument.

      Section 5.05. INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with a breach of this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such other party.

                                 ARTICLE VI

                               MISCELLANEOUS

      Section 6.01. WAIVER. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 6.02.  NOTICES.

           (a) All notices, requests and other communications provided for herein and in the Warrants (including any waivers or consents under, this Agreement and the Warrants) shall be given or made in writing:

           if to the Company:  Kennedy-Wilson, Inc.
                               503 Wilshire Blvd, #101
                               Santa Monica, California  90401
                               Attention: William J. McMorrow
                               Fax No.: (310) 314-8510

           with copies to:     Kulik, Gottesman & Mouton, LLP
                               1880 Century Park East, Suite 1150
                               Los Angeles, California  90067
                               Attention:  Kent Mouton, Esq.
                               Fax No.: (310) 557-0224

                                       and

                               White & Case LLP
                               633 West Fifth Street
                               Los Angeles, California  90071-2007
                               Attention:  Richard K. Smith, Jr., Esq.
                               Fax No.: (213) 687-0758

     if to the initial Holder: Colony Investors III, L.P.
                               c/o Colony Capital, Inc.
                               201 Main Street, Suite 2400
                               Fort Worth, Texas  76102
                               Attention: Richard Ekleberry, Esq.
                               Fax No.: (817) 871-4088


           with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                               300 South Grand Avenue
                               Los Angeles, California 90071
                               Attention:  Jonathan H. Grunzweig, Esq.
                               Fax No.: (213) 687-5600

           if to any other person who is the registered Holder of any Warrants or Warrant Shares, to the address for such Holder as it appears in the stock or warrant ledger of the Company; or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Company; or, in the case of the Company, at such other address as the Company may designate in a notice to the Holders.

           (b) All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

      Section 6.03. AMENDMENTS, ETC. Any provision of this Agreement may be amended or modified only by an instrument in writing signed by (a) the Company and (b) the Holders of at least a majority of the Warrant Shares issued or issuable upon exercise of the Warrants; provided, however, that no such amendment or waiver, without the written consent of all Holders of such shares and Warrants at the time outstanding, shall amend this
 Section 6.03.

      Section 6.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 6.05.  SURVIVAL.

           (a) All representations and warranties made by the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement or the Registration Rights Agreement shall be considered to have been relied upon by each Holder and shall survive the issuance of the Warrants or the Warrant Shares regardless of any investigation made by or on behalf of any Holder. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Company hereunder.

           (b) All representations and warranties made by the Holders herein shall be considered to have been relied upon by the Company and shall survive the issuance to the Holders of the Warrants or the Warrant Shares regardless of any investigation made by the Company or on its behalf.

      Section 6.06. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 6.07. COUNTERPARTS. This Agreement may be executed on counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

      Section 6.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State.

      Section 6.09. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      Section 6.10. DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered Holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to the provisions of the Warrant, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                               KENNEDY-WILSON, INC.



                               By:  /s/ William J. McMorrow
                                    ____________________________
                               Name: William J. McMorrow
                               Title: CEO


                               COLONY INVESTORS III, L.P.

                               By: Colony Capital III, L.P.

                                    By: ColonyGP III, Inc.


                               By:  /s/ Mark M. Hedstrom
                                    ____________________________
                               Name:  Mark M. Hedstrom
                               Title: Vice President






                       [FORM OF WARRANT CERTIFICATE]

 DATE OF ISSUANCE:  ____ __, 199_               WARRANT CERTIFICATE NO. W-_


 NEITHER THE EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR THE ISSUANCE OF SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED. FURTHERMORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTOR'S AGREEMENT, BOTH DATED JULY 16, 1998.

                                  WARRANT
                        TO PURCHASE COMMON STOCK OF
                            KENNEDY-WILSON, INC.


 THIS IS TO CERTIFY THAT, subject to the terms and conditions set forth below, __________, its successors and permitted assigns (generally, the "Holder"), is entitled from time to time to subscribe for and purchase from Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), ____________ (______) shares of the Company's common stock, $.01 par value (the "Common Stock"). The number, character and exercise price of such shares of Common Stock are subject to adjustment as provided below. The shares of Common Stock subject to this Warrant may be referred to herein as the "Warrant Shares."

      This Warrant is subject to the following provisions, terms and conditions:

                                 ARTICLE I

                            CERTAIN DEFINITIONS

      Each capitalized term used herein without definition shall have the meaning assigned thereto (or incorporated by reference) in the Warrant Agreement (as hereinafter defined). As used in this Warrant, unless the context otherwise requires:

      "Affiliate" means, with respect to any Person, (a) any Person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) any spouse or non-adult child (including by adoption) of any natural person described in clause (a) above, (c) any relative other than a spouse or non-adult child (including by adoption) who has the same principal residence of any natural person described in clause (a) above, (d) any trust in which any such Persons described in clause (a), (b) or (c) above has a beneficial interest and (e) any corporation, partnership, limited liability company or other organization of which any such Persons described in clause (a), (b) or (c) above collectively own more than fifty percent (50%) of the equity of such entity. For purposes of this definition, beneficial ownership of more than ten percent (10%) of the voting common equity of a Person shall be deemed to be control of such Person.

      "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

      "Certificate of Incorporation" means the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 27, 1992, as amended through and including April 30, 1998.

      "Include" and "including" shall be construed as if followed by the phrase "without being limited to,".

      "Investor's Agreement" means the Investor's Agreement dated July16, 1998, between the Company and Colony Investors III, L.P., as such agreement shall be modified and supplemented in accordance with its terms and in effect from time to time.

      "Market Value" of a share of Common Stock shall be the market price determined as follows: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the average closing price, regular way, for the ten trading day period ending on such day, or if no such sale takes place on any such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the average last reported sale price for the ten trading day period ending on such day or, if no sale takes place on any such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices for the ten trading day period ending on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on any such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten trading days prior to the date in question, the Market Value of the shares of Common Stock shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

      "Transfer" means, unless the context otherwise requires, any disposition of this Warrant or the Warrant Shares, or of any interest in any thereof, which would constitute an offer or sale thereof within the meaning of the Securities Act.

      "Warrant Agreement" shall mean the Warrant Agreement dated as of July 16, 1998, between the Company and Colony Investors III, L.P., as such Warrant Agreement shall be modified and supplemented and in effect from time to time.

      "Warrants" shall mean: (a) this Warrant originally issued by the Company pursuant to the Warrant Agreement on the Date of Issuance, evidencing rights to purchase all or a portion of the Warrant Shares; and
 (b) all Warrants issued upon transfer, division or combination of, or in substitution or replacement for, any Warrants described in clause (a).

                                ARTICLE II

                           EXERCISE AND ISSUANCE

      Section 2.01.  TERM OF WARRANT.   This Warrant shall be immediately
 exercisable as to all of the Warrant Shares. The Holder shall have until 5:00 p.m., Los Angeles time, on July 16, 2005, in which to exercise the rights represented by this Warrant, at which time all of the Holder's rights hereunder shall terminate.

      Section 2.02.  EXERCISE PRICE AND ADJUSTMENTS.   The exercise price at
 which this Warrant may be exercised is Fifteen Dollars ($15.00) per share of Common Stock, subject to adjustment as set forth below (as adjusted, the "Exercise Price").

      Section 2.03.  EXERCISE OF WARRANTS.

           (a) The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the Holder delivering to the Company, at its office maintained for such purpose pursuant to Section 11.01, (i) a written notice of the Holder's election to exercise this Warrant (or any portion thereof), which notice shall specify the number of Warrant Shares to be purchased pursuant to such exercise,
      (ii) a certified or bank check or checks payable to the Company in an aggregate amount equal to the aggregate Exercise Price for the number of Warrant Shares specified in clause (i) above, and (iii) this Warrant Certificate.

           (b) Notwithstanding Section 2.03(a), at the election of the Holder, which election shall be set forth in a written notice to the Company together with this Warrant Certificate, this Warrant may be exercised (in whole or in part) by means of a cashless exercise procedure whereby the number of Warrant Shares issued to the Holder upon such cashless exercise shall be equal to the quotient obtained by dividing (A) the product of (x) the Market Value per share of Common Stock as of the trading day immediately preceding the date such notice is given to the Company (the "Exercise Date") less the Exercise Price on such Exercise Date, multiplied by (y) the number of Warrant Shares as to which the Holder elects to be issued pursuant to this Section 2.03(b) (which election shall reduce the number of Warrant Shares available for any subsequent exercise), divided by (B) the Market Value per share of Common Stock as of the trading day immediately preceding such Exercise Date. The number of Warrant Shares issued pursuant to this Section 2.03(b) shall be excluded from the calculation of the amount paid pursuant to Section 2.03(a)(ii) above.

           (c) Each notice of exercise shall be in substantially the form of exercise attached to this Warrant Certificate. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within 10 Business Days thereafter, cause to be executed and delivered to such Holder a stock certificate or certificates representing the aggregate number of duly and validly issued, fully paid and nonassessable Warrant Shares issuable upon such exercise, free and clear of any Liens.

      Section 2.04. ISSUANCE. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such notice. Such stock certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time such notice and payment is received by the Company as aforesaid. Unless this Warrant has expired, if this Warrant shall have been exercised only in part, at the time of delivery of said stock certificate or certificates, the Company shall execute and deliver to the Holder a new Warrant Certificate, dated the Date of Issuance, representing the number of Warrant Shares with respect to which this Warrant shall not then have been exercised, which new Warrant Certificate shall in all other respects be identical with this Warrant Certificate, or, at the request of the Holder, appropriate notation may be made on this Warrant Certificate and the same returned to the Holder.

      Each certificate evidencing Warrant Shares shall be marked on its reverse as follows:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR PURSUANT TO WRITTEN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTOR'S AGREEMENT, BOTH BETWEEN THE COMPANY AND COLONY INVESTORS III, L.P. DATED JULY 16, 1998.

      All shares of Common Stock issuable upon the exercise of this Warrant, upon payment therefor in accordance herewith, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

      The Company shall not be obligated to issue fractional shares of Common Stock upon any exercise of this Warrant.

      Notwithstanding anything herein to the contrary, the Company shall not be obligated to issue any shares of Common Stock to the extent such issuance is otherwise prohibited by law, including federal or state securities law, but the Company shall use all best efforts to effect such issuance.

                                ARTICLE III

                                ADJUSTMENTS

      Section 3.01. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company should, at any time or from time to time after the Date of Issuance, fix a record date for a split, subdivision, or combination of the outstanding shares of Common Stock, then as of such record date (or the date of such stock split, subdivision, or combination if no record date is fixed) the number of shares of Common Stock that this Warrant is exercisable to purchase as of such time shall be adjusted to be the same number of shares of Common Stock that the Holder would have if this Warrant had been exercised immediately prior to such split, subdivision, or combination. The Exercise Price shall be adjusted to be the then Exercise Price multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable under this Warrant immediately prior to such stock split, subdivision, or combination, and the denominator of which is the number of shares of Common Stock purchasable by this Warrant immediately after such event.

      Section 3.02. ADJUSTMENT FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If the Company should, at any time or from time to time after the Date of Issuance, fix a record date for the determination of eligible stockholders to receive, without payment therefor, other or additional stock or other securities or property, including any right to receive any securities or property (including any beneficial interest in an entity established by the Company or any distribution by an entity whose beneficial interests are owned by the Company or the Company's shareholders in substantially the same proportion as their ownership of Common Stock) not otherwise covered by this Article III (but other than cash in an amount not in excess of 125% of the regular cash dividend paid with respect to the preceding calendar quarter) of the Company by way of dividend, then and in each case, the Holder shall be entitled to receive, in addition to the number of shares of the Common Stock receivable upon exercise of this Warrant, and on such record date, and without payment of any additional consideration therefor upon such exercise, additional consideration (which may include such other or additional stock or other securities or property) so that the Holder will continue to have, in the aggregate, the same economic value as was represented by this Warrant prior to such dividend as if such Warrant had been exercised immediately prior to such dividend or distribution.

      Section 3.03. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution, or otherwise (other than a stock split, combination or dividend provided for in Sections 3.01 or 3.02 hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.04 hereof), then and in such event the Holder shall have the right thereafter to receive upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, exchange, substitution, or other change as a holder of the number of shares of Common Stock for which this Warrant would have been exercisable immediately prior to such reclassification, exchange, substitution, or other change would have had.

      Section 3.04. REORGANIZATION, MERGER, CONSOLIDATION OR SALE OF ASSETS. If at any time or from time to time, there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
 Article III) or a merger or consolidation of the Company with or into another entity where the Company is not the surviving entity, or the transfer or sale of all or substantially all of the Company's assets to any other person, then as a part of such reorganization, merger, consolidation, transfer or sale, effective provision shall be made so that the Holder thereafter shall be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, instruments or property of the Company or of the successor entity resulting from such merger, consolidation, or sale to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled upon such capital reorganization, merger, consolidation, or sale as if such Warrants had been exercised immediately prior to such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this
 Section 3.04 with respect to the rights of the Holder after such reorganization, merger, consolidation, or sale to the end that the provisions of this Article III (including adjustment of the exercise price then in effect) shall be applicable after that event as nearly equivalent as may be practicable. The provisions of this Section 3.04 shall similarly apply to successive reorganizations, mergers, consolidations or sale of assets, and to the stock, securities or instruments of any other entity which are at the time receivable upon the exercise of this Warrant.

      Section 3.05. ADJUSTMENT FOR COMMON STOCK ISSUE. If the Company issues to all holders of Common Stock or to any Affiliate (other than a wholly owned subsidiary) any shares of Common Stock for a consideration per share less than the Market Value per share in effect on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted to the price calculated in accordance with the following formula:

 E' equals the product of (a) E and(b) the quotient of (i) the quantity O plus the quantity P divided by M, divided by (ii) A.

 where:

      E'   =    the adjusted Exercise Price.
      E    =    the current Exercise Price.
      O    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.
      P    =    the aggregate consideration received for the issuance of
                such additional shares.
      M    =    the Market Value per share of Common Stock on the date of
                issuance of such additional shares.
      A    =    the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

      The adjustment under this Section 3.05 shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

      This Section 3.05 does not apply to:

           (a) any of the transactions described in any other Section of this Article III, and

           (b)  the (i) exercise of the Warrants and Additional Warrants,
      (ii) exercise of rights, options or warrants for which an adjustment has been made hereunder pursuant to any other Section of this
      Article III, (iii) conversion or exchange of other securities convertible or exchangeable for Common Stock for which an adjustment has been made hereunder pursuant to any other Section of this
      Article III and (iv) exercise of rights, options or warrants in connection with pension plans or employment compensation programs equating to less than 10% in the aggregate of the Company's outstanding Common Stock on the date hereof.

      Section 3.06. LIMITS ON ADJUSTMENTS. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations shall be made to the nearest cent. Notwithstanding anything in this Section 3.06 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

      Section 3.07. NOTICE OF ADJUSTMENT. Whenever an adjustment is to be made pursuant to this Article III, the Company shall issue and promptly provide to the Holder a certificate signed by the Company's Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares or amount of property purchasable hereunder, after giving effect to the adjustment.

                                 ARTICLE IV

                     TRANSFER, DIVISION AND COMBINATION

      This Warrant and all rights hereunder are Transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant Certificate at the office of the Company maintained for such purpose pursuant to Section 11.01, together with a written assignment of this Warrant Certificate (in substantially the form annexed hereto) duly executed by the Holder or its agent or attorney. Upon such surrender and payment the Company shall execute and deliver one or more new Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant Certificate promptly shall be canceled. This Warrant Certificate, if properly assigned in compliance with this Article IV, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant Certificate issued. Each assignee, by accepting a new Warrant Certificate issued to such assignee or this Warrant Certificate assigned in blank, agrees to be bound by the restrictions on the transferability of this Warrant set forth in the Company's Certificate of Incorporation, in this Warrant Certificate, in the Warrant Agreement, the Investor's Agreement and the Registration Rights Agreement.

      This Warrant may be divided or combined with other Warrants upon presentation of this Warrant Certificate at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its authorized agent or attorney. Subject to compliance with the next preceding paragraph, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      The Company shall maintain at its aforesaid office books for the registration and transfer of the Warrants.

                                 ARTICLE V

                        CONSOLIDATION, MERGER, ETC.

      In case a consolidation or merger of the Company shall be effected with another Person on or after the Date of Issuance, or the sale, lease or transfer of all or substantially all its assets to another Person shall be effected on or after the Date of Issuance, then, as condition of such consolidation, merger, sale, lease or transfer, lawful and adequate provision shall be made whereby the registered Holder of this Warrant Certificate thereafter shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, cash or other property to which the Holder would have been entitled if immediately prior to such consolidation, merger, sale, lease or transfer the Holder had exercised this Warrant for Common Stock. In any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of the registered Holder of this Warrant Certificate to the end that the provisions hereof, of the Warrant Agreement and of the Registration Rights Agreement thereafter shall be applicable, as nearly as may be, in relation of any shares of stock, securities, cash or other property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, sale, lease or transfer unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing, leasing or otherwise acquiring such assets shall assume the obligation to deliver to the Holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. The above provisions of this Article similarly shall apply to successive consolidations, mergers, sales, leases or transfers.

                                 ARTICLE VI

                         NOTICE TO WARRANT HOLDERS

      In case the Company proposes to (a) pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock or shares of any other class of stock or any other securities, rights or options, (c) effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), (d) effect any capital reorganization,
 (e) effect any consolidation, merger or sale, lease, transfer or other disposition of all or substantially all of its property, assets or business, or (f) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Holder notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, disposition, liquidation, dissolution or winding up is to take place, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which the Holder is entitled in accordance herewith, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 10 Business Days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                                ARTICLE VII

            RESERVATION AND AUTHORIZATION OF STOCK; REGISTRATION
               WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

      The Company shall at all times reserve and keep available for issue upon the exercise or conversion of Warrants such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the exercise or conversion in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment of the Exercise Price therefor, or upon such conversion, as the case may be, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

      Before taking any action which would result in an adjustment in the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issue upon exercise or conversion of this Warrant require registration with any Governmental Authority under any federal or state law (otherwise than in connection with a registration under the Securities Act or applicable state securities laws) before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                                ARTICLE VIII

                           WARRANT TRANSFER BOOKS

      The Company shall not at any time, except upon complete dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise, conversion or transfer of this Warrant, unless otherwise required by any applicable federal, state or local law.

                                 ARTICLE IX

                 EXPENSES, TRANSFER TAXES AND OTHER CHARGES

      The Company shall pay any and all expenses, transfer taxes (other than income taxes) and other charges in accordance with and to the extent provided in the Warrant Agreement.

                                 ARTICLE X

                           NO SHAREHOLDER RIGHTS

      Except as expressly provided herein or in the Warrant Agreement, this Warrant does not entitle the Holder to any voting, dividend or other rights as a stockholder of the Company.

                                 ARTICLE XI

                               MISCELLANEOUS

      Section 11.01. OFFICE OF THE COMPANY. So long as any this Warrant remains outstanding, the Company shall maintain an office in the continental United States of America where this Warrant may be presented for exercise, transfer, division or combination hereof as herein provided. Such office shall be at the Company's principal executive office, unless and until the Company shall designate and maintain some other office for such purposes and give notice thereof to the Holder.

      Section 11.02. NOTICES GENERALLY. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 6.02 of the Warrant Agreement.

      Section 11.03. AMENDMENTS. The terms of this Warrant may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority of the total number of Warrant Shares at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Warrant Shares at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company shall be deemed not to be outstanding.

      Section 11.04. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts executed in and to be fully performed in such State.

      Section 11.05. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company, any creditor of the Company or any other Person.

      Section 11.06. INFORMATION. So long as this Warrant remains outstanding, the Company will furnish to the registered Holder (at the same time as made available generally to Stockholders) annual and quarterly financial reports.



      IN WITNESS WHEREOF, The Company has duly executed this Warrant.

 Dated:  July 16, 1998              KENNEDY-WILSON, INC.


                               By___________________________
                               Name:
                               Title:



                               By___________________________
                               Name:
                               Title:



                             FORM OF ASSIGNMENT

              (To be executed by the registered Holder hereof)


      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to the assignee set forth below all of the rights of the undersigned under the attached Warrant (Certificate No. W-__) with respect to the number of Warrant Shares set forth below:


 Name of Assignee            Address              Number of Warrant Shares

 Dated:
                               Name:
                               Title:



                              FORM OF EXERCISE

              (To be executed by the registered Holder hereof)

      The undersigned hereby exercises this Warrant to subscribe for and purchase ____________ Warrant Shares at the Exercise Price and herewith makes payment therefor in full. Kindly issue certificates and/or other instruments covering the Warrant Shares in accordance with the instructions given below. A new Warrant Certificate for the unexercised balance of the Warrant Shares covered by the attached Warrant (Certificate No. W-__), if any, will be registered in the name of the undersigned.

      In exercising its rights to purchase such Common Stock, the undersigned hereby confirms that it will not sell or transfer such stock unless such transfer is pursuant to (a) a registration statement in effect with respect to such securities under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder or
 (b) an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

 Dated:
                               Name:
                               Title:


 Instructions for registration of Warrant



      Name (please print)

 Social Security or Other Identifying Number: ___________________

 Address: